EXHIBIT 21

                  SUBSIDIARIES OF SECURITY CAPITAL CORPORATION

                                               JURISDICTION OF
                NAME                            INCORPORATION
-------------------------------------   ------------------------------
Security Capital Insurance Group,                  Delaware
  Inc.

Possible Dreams, Ltd.                              Delaware

P.D. Holdings, Inc.                                Delaware

Pumpkin Masters Holdings, Inc.                     Delaware

Pumpkin, Ltd.                                      Delaware